                                                                  Exhibit 10.13


                            CONSULTING AGREEMENT FOR
                      PHYSICIAN PRACTICE MANAGEMENT ASSETS

     THIS CONSULTING AGREEMENT ("Agreement") is entered into on December 8, 1998 between PhyMatrix Corp. ("Company") and RAM Advisors Inc., ("RAM").

     This Agreement will permit RAM to act as a consultant to, or perform services for the Company, upon the following terms and conditions:

     1.   RAM agrees to perform the following services for the Company:

                   To act as a consultant in the negotiation and workout of the physician practice management assets of the Company which are not being divested by Smith Barney.

     2. In exchange for these consulting services, the Company agrees to compensate RAM in the amount of Three Hundred and Ninety Thousand Dollars ($390,000.00) to be paid in the following manner: One Hundred Thousand Dollars ($100,000.00) at the time of execution of this Agreement, with the remaining Two Hundred Ninety Thousand Dollars ($290,000.00) plus the Interest Factor payable in six (6) equal monthly payments of principal and interest beginning on January 1, 1999 and ending on June 1, 1999. The Interest Factor shall be equal to the Prime Rate of Interest charged be Nations Bank on the date of execution of this Agreement plus two percent (2%), multiplied by the unpaid portion of the compensation payable to RAM over the aforementioned six (6) month period. The Interest Factor shall be adjusted as payments are made under this Agreement; in which case, the portion of the six (6) equal payments attributable to interest shall be adjusted to reflect the same. Notwithstanding the foregoing, in the event that the Company closes an agreement during the aforementioned period with American Regional Medical or Atlanta Gastroenterology Associates, there shall be an immediate acceleration of Fifty Thousand Dollars ($50,000.00) of the payments due by the Company to RAM under this Agreement for either such agreement entered into by the Company. Thus, if the Company enters into settlement agreements with American Regional Medical and Atlanta Gastroenterology Associates, there shall be immediate acceleration of One Hundred Thousand Dollars ($100,000.00) of payments due by the Company to RAM. In addition, in the event the Company closes an agreement with the Osler Medical Group, there shall be an immediate acceleration of One Hundred Thousand Dollars ($100,000.00) of the payments due to RAM under this Agreement; in which case One Hundred Thousand Dollars ($100,000.00) shall be immediately payable to RAM. Any payments due under this Agreement may be accelerated at the option of the Company. Any acceleration of any payment made by the Company under this Agreement shall offset on a pro-rata basis the remaining payments due to RAM under this Agreement. RAM shall be entitled to claim and be reimbursed for any and all necessary business expenses incurred in connection with the performance of the services herein within fifteen (15) days after submission of such expenses to the Company.

     3. The term of this Agreement is for a period beginning upon execution of this Agreement and ending on June 1, 1999. Such term may be extended only by mutual agreement in writing between the parties.

     4. RAM shall be and remain an independent contractor. As such, the Company shall not deduct from fees paid under this Agreement any statutory deductions or unemployment, withholding or social security taxes. RAM agrees that neither it nor any of its employees, agents and independent contractors shall have any authority or shall represent themselves as having any authority to bind the Company in any manner whatsoever.

     5. If any of the above services are performed on the Company's premises, RAM agrees to comply with all applicable state and federal rules and regulations as to safety, OSHA, etc. RAM also agrees that any employees employed by it in the provision of services under this Agreement will also comply with such rules and regulations.

     6. During the term of this agreement, RAM may provide services to other parties so long as those services, in the reasonable opinion of RAM, do not interfere with the services to be rendered to the Company under this Agreement and the Divestiture Agreement.

     7. Any information (written, oral or observed) received by RAM during the course of providing services to the Company will be deemed to be confidential. This information may only be used in the provision of services under this Agreement and may not be revealed to any third parties during this Agreement or after its expiration without the prior written consent of the Company.

     8. RAM's rights under this Agreement may not be assigned without prior written consent of the Company.

     9. Any dispute, controversy, claim or disagreement arising out of or relating to this Agreement in any way shall be conclusively settled by arbitration to be held in the City of West Palm Beach, Florida in accordance with the procedural rules of the American Arbitration Association. Judgment upon the decision and award of the arbitrator(s) may be entered in any court having jurisdiction thereof. In addition, the parties agree that the arbitrator(s) shall have the exclusive power to consider and issue requests for injunctive relief to prevent any breach of this Agreement or to enforce specifically the terms and provisions of this Agreement. The costs, attorney's fees and expenses of such arbitration that are incurred by the prevailing party shall be awarded by the arbitrator to the prevailing party. Notwithstanding the foregoing, in the event the Company fails to timely make any payment required to be made to RAM under this Agreement, interest on the unpaid amount of compensation due to RAM under this Agreement shall accrue at the rate of fifteen percent (15%) per annum from the date of nonpayment and RAM shall be entitled to all costs and attorney's fees incurred in connection with collection of any payment which was not timely made to it under this Agreement.

     10.  This Agreement shall be governed by the laws of the State of Florida.

     11. This Agreement constitutes the entire agreement between the parties, and any amendment to this Agreement must by in writing and signed by both parties.

     IN WITNESS WHEREOF, the undersigned hereunto set their hands on the dates shown below.

                                             RAM Advisors, Inc.

                                             By:    /s/ Robert A. Miller
                                                    ---------------------
                                             Title:

                                             PhyMatrix Corp.

                                             By:    /s/ Abraham Gosman
                                                    ------------------
                                             Title:

READ AND AGREED TO:

/s/ ABRAHAM GOSMAN
------------------------------
   ABRAHAM GOSMAN

       12/8/98
------------------------------
DATE